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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement of Onconova Therapeutics, Inc. on Form S-3 to be filed on or about October 8, 2014 of our report dated May 2, 2013, except for third paragraph of Note 18, for which the date is July 17, 2013, on our audit of the financial statements for the year ended December 31, 2011. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3.

/s/ EISNERAMPER LLP

Iselin, New Jersey
October 8, 2014

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm